Exhibit 99.1

Innodata Reports First Quarter 2020 Results

NEW YORK – May 14, 2020 – INNODATA INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2020.

•	Total revenue was $14.5 million in the first quarter of 2020, a 1% decline from $14.7 million in the fourth quarter of 2019. Total revenue was $13.7 million in the first quarter of 2019.

•	Net loss was $0.4 million in the first quarter of 2020, or $(0.01) per basic and diluted share, compared to a net income of $0.1 million, or $0.00 per basic and diluted share, in the fourth quarter of 2019 and a net loss of $0.5 million, or $(0.02) per basic and diluted share, in the first quarter of 2019.

•	Cash and cash equivalents were $10.7 million at March 31, 2020, compared to $10.9 million at December 31, 2019.

•	Innodata enabled its business continuity plan (BCP) on March 11, 2020 in response to the COVID-19 pandemic, resulting in 94% of its global team presently deployed and working remotely.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Income before provision for income taxes in the first quarter of 2020 was $51,000 and reflected $200,000 of expenses in connection with the activation of our BCP and foreign exchange losses of $100,000 from revaluation of monetary assets and liabilities.  The Company estimates that revenues in the quarter were unfavorably impacted by $260,000 of ongoing projects that were suspended as a result of the COVID-19 pandemic as the projects required in-facility production. The Company anticipates that these projects will resume once lockdowns are eased in locations in which these projects are performed.

Jack Abuhoff, Chairman and CEO, said, “Entering 2020, we were seeing strong marketplace traction for our new AI data preparation and AI-based data extraction capabilities. We signed nearly two times the amount of new business we signed in Q1 2019, and our pipeline was robust with significant numbers of new customer prospects that had AI strategies front and center.

“Despite the COVID-19 crisis, due to the implementation of our BCP we continue to sign new deals and bring on new customers consistent with our strategy to expand our addressable market through our AI capabilities, although we are doing so with a significant number of deals being deferred or delayed. We expect that as conditions normalize globally, new deal signings will regain momentum and deferrals and delays will decrease.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-239-9838 (Domestic)
1-323-794-2551 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Passcode on both: 9231591

It is recommended that participants dial in approximately 10 minutes prior to the start of the call.  Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,000 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” "believe," "expect," “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” "anticipate," "indicate," "point to," “forecast,” “predict,” “likely,” “goals,” “optimistic,” “foster,” “estimate,” “plan,” “potential,” or the negatives thereof, and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on our management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, the expected or potential effect of the novel coronavirus (COVID-19) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; that contracts may be terminated by clients; projected or committed volumes of work may not materialize in whole or in part; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; our inability to replace projects that are completed, canceled or reduced; our dependency on third-party content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; potential effects on our results of operations from interruptions in, or breaches of, our information technology systems and various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our periodic filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the novel coronavirus (COVID-19) pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2020, or as updated and amended by our other periodic filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, other than as required under the Federal securities laws.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per-share amounts)

	Three Months Ended March 31,
	2020	2019

Revenues:
Services and Solutions	$11,691	$11,201
SaaS Platforms	2,839	2,493
Total	14,530	13,694
Direct operating costs	9,671	9,449
Foreign exchange loss	72	111
	9,743	9,560
Gross Profit	4,787	4,134
Operating expenses:
Research and development	312	358
Selling and marketing	2,155	1,686
General and administrative	2,269	2,569
	4,736	4,613
Income (loss) before provision for income taxes	51	(479)
Provision for income taxes	405	(28)
Consolidated net loss	(354)	(451)
Income attributable to non-controlling interests	11	1
Net loss attributable to Innodata Inc. and Subsidiaries	$(365)	$(452)

Loss per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$(0.01)	$(0.02)
Weighted average shares outstanding:
Basic and diluted	24,401	25,927

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$10,745	$10,874
Accounts receivable, net	9,505	9,723
Prepaid expenses and other current assets	3,676	3,418
Total current assets	23,926	24,015
Property and equipment, net	6,910	7,125
Right-of-use asset	6,530	7,005
Other assets	2,442	2,110
Deferred income taxes	2,083	1,906
Intangibles, net	4,982	5,477
Goodwill	2,003	2,108
Total assets	$48,876	$49,746
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$5,304	$4,759
Accrued salaries, wages and related benefits	4,199	4,265
Income and other taxes	4,529	4,183
Current portion of long-term obligations	856	912
Operating lease liability - current portion	922	1,107
Total current liabilities	15,810	15,226
Deferred income taxes	326	363
Long-term obligations, net of current portion	4,579	4,534
Operating lease liability, net of current portion	6,328	6,731
Non-controlling interests	(3,406)	(3,417)
STOCKHOLDERS' EQUITY	25,239	26,309
Total liabilities and stockholders’ equity	$48,876	$49,746

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOWS INFORMATION

(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(354)	$(451)
Non-cash expenses:
Depreciation and amortization	643	809
Stock-based compensation	170	129
Deferred income tax	(71)	(734)
Pension amortization	200	113
Total	942	317
Changes in assets and liabilities	115	2,235
Cash flows from operating activities	$703	$2,101
Cash flows from investing activities	$(578)	$(485)
Cash flows from financing activities	$(57)	$(387)

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE

(Dollars in thousands)

Revenue

	Three Months Ended
	March 31,
	2020	2019

DDS	$10,409	$10,177
Synodex	1,282	1,024
Agility	2,839	2,493
Total	$14,530	$13,694